EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-72186, 33-54026, 33-44485, 33-37470, 33-37469, 33-34728, 33-34519, 33-25639, 33-22147, 33-57849, 333-88535, 333-58772, 333-103163, 333-122559, and 333-132888 on Form S-8 of our reports dated September 30, 2008 relating to the consolidated financial statements and financial statement schedule of Maxim Integrated Products, Inc. and its subsidiaries (collectively the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of (i) Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, effective July 1, 2007, (ii) Emerging Issues Task Force Issue No. 06-10 Accounting for Collateral Assignment Split-Dollar Life Insurance Agreements and (iii) Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective June 25, 2005), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended June 28, 2008.

/s/    DELOITTE & TOUCHE LLP

San Jose, California

September 30, 2008